KPMG LLP
4200 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN  55402

                          Independent Auditors' Consent

The Board of Directors of Allianz Life Insurance Company of North America and Contract Owners of Allianz Life Variable Account B:

We consent to the use of our report, dated March 22, 2002 on the financial statements of Allianz Life Variable Account B and our report dated January 16, 2002, on the consolidated financial statements of Allianz Life Insurance Company of North America and subsidiaries included herein and to the reference to our Firm under the heading "EXPERTS."

Our report dated January 16, 2002 on the consolidated financial statements of Allianz Life Insurance Company of North America and subsidiaries refers to a change in the method of accounting for derivative instruments in 2001 and a change in the method of calculating deferred acquisition costs and future benefit reserves for two-tiered annuities in 1999.


                                        /S/ KPMG LLP
                                        --------------
                                            KPMG LLP

Minneapolis, Minnesota
May 29, 2002